Exhibit 3.95
BY-LAWS
OF
PARKS & SONS INTERMOUNTAIN, INC.
ARTICLE I.
          NAME, PLACE OF BUSINESS, PURPOSE
          Section 1. Name. The name of this corporation shall be PARKS & SONS INTERMOUNTAIN, INC.
          Section 2. Place of Business. The principal place of business of said corporation shall be Twin Falls, Idaho, or such other place within or without the State of Idaho as designated by the Board of Directors.
          Section 3. Purpose. This corporation shall engage in the business and endeavors set out and described in its Articles of Incorporation.
ARTICLE II.
          Section 1. Shareholders. All meetings of shareholders except as herein otherwise provided shall be held at the principal office and place of business of the corporation, within or without the State of Idaho, as designated by the Board of Directors.
          Section 2. The regular annual meeting of the shareholders shall be held on the second Monday in October of each year. Should said date in any year fall on a holiday, the regular annual meeting of the shareholders in such year shall be held on the next business day thereafter.
          Section 3. Notice of the annual meeting of shareholders shall be given in writing to shareholders entitled to vote, by the Secretary, by sending a copy of the notice through the mail, charges prepaid, to the address of each such shareholder as the same appears on the records of the corporation, or as supplied by a shareholder for the purpose of notice, not less than ten (10) days before such meeting.

          Section 4. Special meetings of the shareholders may be called at any time for any purpose or purposes whatsoever, by the President, or by the Board of Directors, or any three or more members thereof.
          Section 5. Notice of special meetings of the shareholders stating the time, and in general terms, the purpose or purposes thereof shall be mailed by the Secretary to each shareholder entitled to vote, at his address, as the same appears on the records of the corporation, or as supplied by the shareholder for the purpose of notice, at least ten (10) days prior to the date of the special meeting.
          Section 6. Should the address of any shareholder not appear on the records of the corporation, then notices of any meetings of the shareholders shall be mailed, addressed to such shareholder at the post office address of the registered office of the corporation.
          Section 7. Any entry of the service of notice of a meeting of the shareholders, given in the manner above provided shall be made in the minutes of the proceedings of the shareholders, and such entry, if read and approved at a subsequent meeting of the shareholders, shall be conclusive on the question of such service.
          Section 8. When all the shareholders are present in person, or by proxy, in writing at any meeting, however called or notified, and sign a written consent thereto, or when the shareholders present, and consent thereto, and such written consent is made a part of the records of such meeting, the proceedings had at such meeting are valid, irrespective of the manner in which the meeting is called, or the place where it is held.
          Section 9. At any meeting of the shareholders, the holders of a majority of the shares of stock of the corporation entitled to vote must be represented in person or by proxy in writing and the holders of such majority of the shares of stock entitled to vote when so represented, shall constitute a quorum for any and all purposes, including the election of directors; provided that the shareholders present at a duly called meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
          Section 10. Any regular or called meeting of the shareholders may adjourn from day to day, or from time to time, without further notice, until its business is completed; and any regular or called meeting of the shareholders may adjourn from day to day, or from time to time, without further notice, if for any reason there be not present the holders of a majority of the shares of stock of the corporation entitled to vote, in person or by proxy, until a quorum shall attend, such adjournment and the reasons therefor being recorded in the journal of the proceedings of the shareholders; and when a quorum shall attend any business may be transacted which might have been transacted at any meeting had the same been held on the day on which the same was originally appointed or called.
          Section 11. The President, or in his absence, a chairman, elected by the shareholders present, shall call the meeting of the shareholders to order, and shall act as presiding officer thereof.
          Section 12. The Secretary of the corporation shall act as Secretary at all meetings of the shareholders, and in his absence, the presiding officer may appoint any person to act as Secretary.
          Section 13. At the regular annual meeting of the shareholders held in each year, the shareholders entitled to vote shall elect by ballot, a Board of Directors as constituted by these By-Laws.
          Section 14. At each meeting of the shareholders, each shareholder shall have the right to vote in person or by proxy, one vote for each share of stock standing in his own name on the books of the corporation, at least ten (10) days prior thereto.

          Section 15. All proxies must be in writing, executed by the shareholders themselves, or by their duly authorized attorneys and must be filed with the Secretary of the corporation at or before the meeting of the shareholders.
          Section 16. Any shareholder may waive any notice required to be given under this Article.
ARTICLE III.
DIRECTORS
          Section 1. Directors. The corporate powers, business and affairs of the corporation shall be exercised, conducted and controlled by a Board of Directors of from one to four Directors.
          Section 2. Each Director shall hold office for one year, or for such shorter period as he may have been appointed, and until his successor shall have been elected, provided that the Directors first elected shall hold office until the first annual meeting of the shareholders.
          Section 3. Any vacancy occurring in the office of director by reason of death, resignation, or otherwise, except a vacancy caused by the removal of any director or directors of this corporation from office by a majority vote of all stock of the corporation issued and outstanding at any meeting of the shareholders, shall be filled by an appointee of the remaining directors. Such director so appointed shall hold office until his successor is elected at the next annual meeting of the shareholders.
          Section 4. All meetings of the Board of Directors shall be held at the office of the corporation in Idaho, or at such other places within or without the State of Idaho, as designated by the Board of Directors.
          Section 5. The directors shall hold a regular meeting for the election of officers and the transaction of such other business as may be necessary within five (5) days after the annual meeting of the shareholders. They may hold such other meetings at such times and places as they shall designate.

          Section 6. Notice of special meetings of the Board of Directors may be given in writing, delivered personally to the Directors, or by mailing to them, not less than ten (10) days before the time of such meetings. If all the Directors shall be present at any Directors’ meeting, however called or notified, and sign a written consent thereto, or if the majority of the Directors are present and they and the Directors not present sign a written consent thereto, which is entered on the minutes of such meeting, any business may be transacted at such meeting and the transactions of such meeting shall be as valid as if had at a meeting regularly called and notified.
          Section 7. A majority of the Directors shall constitute a quorum at all meetings.
          Section 8. The Board of Directors shall have full power and authority to borrow money on behalf of the corporation, including the power and authority to borrow money from any of the shareholders, directors, or officers of the corporation and otherwise to incur indebtedness on behalf of the corporation and to authorize the execution of promissory notes or other evidences of indebtedness of the corporation, and to agree to pay interest thereon, to sell, convey, alienate, transfer, assign, exchange, lease and otherwise acquire property, real and personal, on behalf of the corporation; and generally to do and perform, or cause to be done and performed, any and every act which the corporation may lawfully do and perform.
          Section 9. The Board of Directors may appoint a general manager, who may be a shareholder and director, and delegate to him any of the following powers: To have general and exclusive charge and management of the business of the company; to sign and execute all authorized bonds, contracts, bids, checks, or other obligations in the name of the corporation; to keep the Board of Directors fully informed; to freely consult them concerning the business of the corporation in his charge; to be at all time subject to the control of the Board of Directors of the corporation; and to do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 5. Duties of the President. It shall be the duty of the President to preside at all meetings of the shareholders and also at all meetings of the Board of Directors. He shall be the chief administrative officer of this corporation, and he shall have such powers and be subject to such duties as are provided in these By-Laws and such as may be conferred upon him by vote or resolution of the Board of Directors.
          Section 6. Duties of the Vice President. In the absence or disability of the President, the Vice President shall have all his powers and he is subject to all the duties of the President so long as such absence or disability continues.
          Section 7. Duties of the Secretary. He shall attend all meetings of the shareholders and Board of Directors and shall keep minutes thereof in a book or books to be kept for that purpose.
          He shall keep the corporate seal of the corporation and the book of blank certificates of stock, fill up and countersign all certificates issued, and make the corresponding entries in the margin of such book on such issuance and transfer.
          He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when such notice is required by law or by these By-Laws to be given, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty.
          Section 8. Duties of the Treasurer. He shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation, in such depositaries as may be designated by the Board of Directors.
          Unless otherwise ordered by the Board of Directors, he shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it,

          Section 10. The Board of Directors may appoint a certified public accountant and attorney at law to render such services as may be required of them by the Board of Directors.
          Section 11. Any director may waive any notice required to be given under this article.
ARTICLE IV.
OFFICERS
          Section 1. Officers. The executive officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer.
          Section 2. The President shall be elected by the Board of Directors from their own number at the first meeting after the organization of the corporation, and thereafter, at the first meeting after the annual election of Directors, and he shall hold office until the first meeting after the next annual election of Directors, and until their successors are elected.
          Section 3. The Board of Directors shall also annually elect a Vice President from their own number at the first meeting after the organization of the corporation, and thereafter at the first meeting after the annual election of Directors, and shall hold office until the first meeting after the next annual election of Directors, and until their successors are elected.
          Section 4. The Board of Directors shall also annually elect a Secretary and a Treasurer, who may, but need not be a member of the Board of Directors, and they may combine said two officers and designate the combined office as Secretary-Treasurer, and who shall hold office until the first meeting after the next annual election of the Directors, and until their successors are elected, subject to removal by the Board of Directors at any time with or without cause.

an account of all his transactions as Treasurer and of the financial condition of the corporation.
          He shall give the corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
          Section 9. General Manager. In the event the Board of Directors shall also elect a general manager, such general manager shall have all powers and shall perform all duties as may be assigned to him by the Board of Directors.
          He shall give the corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
          Section 10. Vacancies. If the office of the President, Vice President, Secretary, Treasurer, or General Manager becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor, who shall hold office for the unexpired term, and until his successor is elected.
ARTICLE V.
STOCK AND CERTIFICATES FOR STOCK
          Section 1. Certificates for stock of the corporation shall be issued when fully paid up, non-assessable, at such times and in such amounts as shall be determined by the Board of Directors and as hereinafter provided.

          Section 2. The certificates shall be in such form and devise as shall be provided by the Board of Directors. The certificates shall be signed by the President and by the Secretary, and the seal of the corporation shall be affixed thereto.
          Section 3. No new certificate shall be issued until the former certificate for the shares of stock represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case, only after the receipt of a bond by the corporation, satisfactory to the Board of Directors, indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificate.
          Section 4. Shares of stock of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney or legal representative, and the delivery of the certificate; but such transfer is not valid, except as to the parties thereto, until the same is so entered upon the books of the corporation as to show the names of the parties by whom and to whom transferred, the number of the certificate, and the number or the designation of the shares of stock and the date of the transfer, and until the old certificates are surrendered and cancelled. The Transferee in any transfer of shares of stock shall be deemed to have full notice of, and to consent to, the By-Laws of the corporation to the same extent as if he had signed a written assent thereto.
          Section 5. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates.
          Section 6. The Board of Directors of this corporation, may, subject to the laws of the State of Idaho, dispose of the shares of stock of this corporation, in such amounts and at such times as shall be determined by the Board of Directors, and at the discretion of the said Board of Directors, accept in full or part payment therefor such property, services or other considerations and at such valuations as the Board of Directors may determine.

ARTICLE VI.
DIVIDENDS
          Section 1. Dividends upon the capital stock of the corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.
          Before payment of any dividend or making any distribution of profit, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, for such other purposes as the Directors shall think conducive to the interest of the corporation.
ARTICLE VII.
CORPORATE SEAL
          Section 1. The corporate seal of the company shall bear the inscription:
“PARKS & SONS INTERMOUNTAIN, INC.
CORPORATE SEAL, IDAHO”
ARTICLE VIII,
AMENDMENTS OF BY-LAWS
          Section 1. Amendments. These By-Laws may be amended or repealed or new By-Laws adopted at any annual shareholders’ meeting, or any special meeting of the shareholders by a vote representing a majority of the allotted shares, or by the written consent duly acknowledged in the same manner as conveyances of real estate are required by law to be acknowledged of the holders of a majority of the allotted shares, which consent may be in one or more instruments.

          The undersigned, being the Directors of PARKS & SONS INTERMOUNTAIN, INC., an Idaho corporation, do hereby certify that the foregoing By-Laws were duly adopted, as By-Laws of the said corporation on the 30th day of September, 1977.
/s/ [ILLEGIBLE]
/s/ Rick C. Parks
/s/ [ILLEGIBLE]
          The undersigned, being Secretary of PARKS & SONS INTERMOUNTAIN, INC., a corporation incorporated, organized and existing under the laws of the State of Idaho, does hereby certify that the foregoing By-Laws were duly adopted as the By-Laws of the said corporation on the 30th day of Sept., 1977.

/s/ Sharon M. Parks
Secretary